EWEBCENTRAL.NET, INC.
                        411 LIGHTHOUSE DRIVE
                   PALM BEACH GARDENS, FL. 33410



  Corporate Ventures Network                    October 28, 2002
  3876 Southwest 112th  Avenue
  #115
  Miami, Florida 33165


  Dear Chuck:

  This letter will confirm our agreement as to the modification of our consulting contract with Corporate Ventures Network. We have agreed that effective as of November 1, 2002, we will compensate your company at the rate of $2,500. per month for services rendered to us. To the extent that we do not require any services in any particular month we will not have the obligation to pay any amount to you for such month.


  Sincerely,


  /s/Guy Lindley
  _________________________________
  Guy Lindley
  President


  Agreed and Accepted:



  /s/Chuck Childers
  _________________________________
  Chuck Childers